UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 16, 2024

Proficient Auto Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42035	93-1869180
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

12276 San Jose Blvd., Suite 426

Jacksonville, FL 32223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 506-7918

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PAL	Nasdaq Global Market

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2024, in connection with the completion of the Transaction (as defined below), Proficient Auto Logistics, Inc. (the “Company”) and certain former members (the “Holders”) of Auto Transport Group, LC, (“ATG”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to register under the Securities Act of 1933, as amended, for resale the shares of Company Company’s common stock, par value $0.01 per share (the “Company’s Common Stock”) issued pursuant to the Transaction and to provide the Holders with certain piggyback registration rights. Notwithstanding the foregoing, the Company is not required to file a registration statement to register any shares during the lock-up period applicable to such shares. The lock-up period with respect to one-half of the shares is the nine month anniversary of the closing of the Transaction and with respect to one-half of the shares is the twelve month anniversary of the closing of the Transaction.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement, which is filed as Exhibit 4.1 to this Form 8-K.

Item 2.01 Completion of Acquisition of Disposition of Assets.

On August 16, 2024, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), between PAL Stock Acquiror, Inc. and PAL Merger Sub, LLC, subsidiaries of the Company, one the one hand, and ATG, each seller identified therein and Chris Baldwin, solely in his capacity as the representative of the Sellers, on the other hand, the Company completed the acquisition (the “Transaction”) of ATG. ATG provides vehicle transportation and shipping services in the Mountain Western region utilizing a fleet of 76 tractors and 76 trailers.

In connection with the Transaction, the Company paid the sellers cash consideration of approximately $28.9 million (after certain pre-closing adjustments) and issued to the sellers approximately 1.07 million shares of the Company’s Common Stock, approximately 105,000 of which have been held back to secure certain of the seller’s post-closing adjustment and indemnification obligations.  The purchase price is subject to customary post-closing adjustments. The cash portion of the Transaction consideration was funded by cash on the Company’s consolidated balance sheet and borrowings under available credit facilities.

There is no material relationship, other than in respect of the Transaction, between the sellers, on the one hand, and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer of the Company, on the other hand.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Registration rights agreement, dated August 16, 2024, between Proficient Auto Logistics, Inc. and certain former owners of Auto Transport Group, LC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions, and estimates. Forward-looking statements contained herein concerning, among other things, the ultimate outcome and benefits of the Transaction; the impact of changes in the economic environment and the Company’s successful integration of the target business.

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the Securities and Exchange Commission, including those in the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-1 (333-278629) (the “Registration Statement”), and elsewhere in the Registration Statement, and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2024.

Proficient Auto Logistics, Inc.

By	/s/ Brad Wright
Brad Wright
Chief Financial Officer and Secretary

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